UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Veris Residential, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13274	22-3305147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey	07311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 590-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 10, 2026 (the “Proxy Statement”), by Veris Residential, Inc. (the “Company”, “we”, “us” or “our”), and such definitions are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Stockholders

On May 21, 2026, the Company held a virtual special meeting of stockholders (the “Special Meeting”), at which the holders of 76,941,670 shares of Company common stock, par value $0.01 per share (the “Shares” and each, a “Share”), representing 81.99% of the Shares outstanding and entitled to vote at the Special Meeting as of April 9, 2026, the Special Meeting record date (the “Record Date”), were present at the Special Meeting via the virtual meeting website or represented by proxy. A summary of the final voting results for the following proposals, each of which is described in detail in the Proxy Statement and first mailed to the Company’s stockholders on or about April 10, 2026, is set forth below:

Proposal 1: Merger Agreement Proposal

As previously announced, on February 23, 2026, the Company entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”) and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”), pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger, and (ii) Merger Sub II will merge with and into the Company Partnership (the “Partnership Merger,” and together with the Merger, the “Mergers”), with the Company Partnership continuing as the surviving partnership in the Partnership Merger (such transactions, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

At the Special Meeting, the proposal to approve the Mergers and the other Transactions (the “Merger Proposal”) was approved, having received “for” votes from holders of a majority of the outstanding Shares entitled to vote on the Merger Proposal. The final votes on the Merger Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
76,820,975	18,230	102,465

Proposal 2: Merger-Related Compensation Proposal

At the Special Meeting, the Company’s stockholders voted upon and did not approve the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Mergers (the “Merger-Related Compensation Proposal”). The final votes on the Merger-Related Compensation Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
34,475,130	42,329,272	137,268

Proposal 3: Adjournment Proposal

Because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, adjournment of the Special Meeting was not necessary or appropriate. Accordingly, Proposal 3 was rendered moot and was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2026	VERIS RESIDENTIAL, INC.

	By:	/s/ Amanda Lombard
		Name:	Amanda Lombard
		Title:	Chief Financial Officer